UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

RESOURCE REIT, INC.

(Exact name of registrant specified in its charter)

Maryland	000-55430	80-0854717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

1845 Walnut Street, 17th Floor

Philadelphia, Pennsylvania 19103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (215) 231-7050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Investment Officer

On February 3, 2021, the board of directors (the “Board”) of Resource REIT, Inc. (the “Company”) appointed Marshall P. Hayes to serve as Chief Investment Officer and Senior Vice President of the Company effective immediately.

Prior to the self-management transaction of Resource Real Estate Opportunity REIT, Inc. (“REIT I”) in September 2020, when REIT I acquired the advisory and property management business of the entities affiliated with the Company’s sponsor, Mr. Hayes was employed by Resource Real Estate, LLC (“Resource Real Estate”), the Company’s sponsor and the owner of the external advisor to the Company. Mr. Hayes held various titles at Resource Real Estate, including Managing Director, Senior Vice President and Vice President. Mr. Hayes first joined Resource Real Estate in 2006. Prior to working for Resource Real Estate, Mr. Hayes was Vice President of Transactions at AIMCO, a Denver-based multifamily REIT from 2004-2006. From 1998 to 2004 Mr. Hayes worked for investment banking firm Lazard, Freres & Co., in New York, where he was a member of the real estate investment banking group. Mr. Hayes received a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania, Magna Cum Laude.

Committee Appointments

On January 27, 2021, upon the closing of the mergers with REIT I and Resource Apartment REIT III, Inc. (“REIT III”), Andrew Ceitlin, Robert Lieber and Lee Shlifer joined Alan Feldman, Thomas Ikeler and Gary Lichtenstein as members of the Board. On February 3, 2021, the Board made the following appointments to the committees of the Board:

Committee	Members

Compensation	Lee Shlifer (Chairman), Gary Lichtenstein, and Thomas Ikeler
Audit	Gary Lichtenstein (Chairman), Andrew Ceitlin, and Lee Shlifer
Investment	Thomas Ikeler (Chairman), Andrew Ceitlin and Lee Shlifer
Nominating & Governance	Andrew Ceitlin (Chairman), Gary Lichtenstein and Thomas Ikeler
Conflicts	Gary Lichtenstein, Thomas Ikeler, Andrew Ceitlin and Lee Shlifer

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2021, the Board of the Company approved amended bylaws to reflect the name change for the Company that occurred on January 28, 2021. No other changes were made to the bylaws previously in effect.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Code of Ethics

On February 3, 2021, the Board adopted a new Code of Business Conduct and Ethics (the “Code of Ethics”) primarily to reflect the fact that the Company is now a self-managed REIT with its own employees and no longer has an external advisor and to better conform the Code of Ethics to other self-managed public REITs. The Code of Ethics does not result in any waiver to any officer, director or employee of the Company, explicit or implicit, from any provision of the Code of Conduct and Ethics as previously in effect prior to the Board’s determination to adopt the Code of Ethics. The Code of Ethics is applicable to all directors, officers and employees of the Company and its subsidiaries.

The foregoing description of the Code of Ethics is subject to, and qualified in its entirety by, the full text of the Code of Ethics, which is incorporated herein by reference as Exhibit 14.1 hereto and available on the Corporate Governance section of the Registrant’s website at www.resourcereit.com. The contents on the Registrant’s website are not incorporated by reference in or otherwise a part of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

Press Release

On February 5, 2021, the Company issued a press release regarding the reinstatement of distributions to stockholders of the Company and the entry by the Company into a structured credit facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01	Other Events.

Distributions Declared

On February 3, 2021, the Board authorized a quarterly distribution for the first quarter of 2021 in the amount of $0.07 per share of common stock to stockholders of record as of the close of business on March 30, 2021, which the Company expects to pay on March 31, 2021. Investors may choose to receive cash distributions or purchase additional shares through the Company’s distribution reinvestment plan (the “DRP”).

Amended Share Redemption Program

On February 3, 2021, the Board adopted the Fifth Amended and Restated Share Redemption Program (the “Amended SRP”) pursuant to which, subject to significant conditions and limitations of the program, stockholders of the Company can have their shares repurchased by the Company. The Amended SRP provides that redemptions will continue to be made quarterly but in an amount not to exceed proceeds from the sale of shares in the DRP in the immediately preceding calendar quarter; provided that, for any quarter in which no DRP proceeds are available, the funding limitation for the quarter will be set by the Board upon ten business days’ notice to stockholders. As there were no DRP proceeds for the fourth quarter of 2020, the Board has set the funding limitation for redemptions in the first quarter of 2021 at $2.0 million.

Additional changes to the share redemption program in the Amended SRP clarify the timing of redemption procedures. The effective date of any redemption (the “Redemption Date”) will be the 15th day (or the next business day thereafter) of the last month of the calendar quarter. Redemption requests must be received by the Company no later than the last business day of the calendar month preceding the month in which the Redemption Date falls. Payment for shares redeemed will be made no later than five business days after the Redemption Date. In addition, the Amended SRP clarifies that stockholders eligible to have their shares repurchased by the Company include those who purchased their shares from REIT I or REIT III in their respective initial public offering and distribution reinvestment plans and do not include those stockholders who acquired their shares for value from another stockholder. The Amended SRP also removes any reference to the advisor and its affiliates as the Company is now self-managed.

The share redemption program continues to remain partially suspended and the Company will continue to only consider redemption requests submitted in connection with a stockholder’s death, qualifying disability, or confinement to a long-term care facility (each as described in the Amended SRP and collectively, “Special Redemptions”). While the share redemption program is partially suspended, the Company will only accept requests for Special Redemptions and all other requests will not be honored or retained, but will be cancelled with the ability to resubmit when, if ever, the share redemption program is fully resumed.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Bylaws*

14.1	Code of Business Conduct and Ethics adopted February 3, 2021*

99.1	Press Release*

99.2	Fifth Amended and Restated Share Redemption Program*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE REIT, INC.

Dated: February 5, 2021	By:	/s/ Alan F. Feldman
	Name:	Alan F. Feldman
	Title:	Chief Executive Officer and President